Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is effective as of the 6th day of September, 2016, by and between Highlands Bankshares, Inc. (the “Company”), and Timothy K. Schools (the “Executive”). The Company and the Executive are sometimes referred to collectively in this Amendment as the “Parties,” and each of the Company and the Executive is sometimes referred to individually in this Amendment as a “Party.”

WHEREAS, the Parties are party to that certain Employment Agreement dated December 9, 2015 (the “Employment Agreement”), providing for the Executive’s employment by the Company and its wholly owned subsidiary, Highlands Union Bank;

WHEREAS, The Company and the Executive desire to amend the Employment Agreement based on the terms described in this Amendment; and

WHEREAS, Section 13 of the Employment Agreement requires that any amendment to the Employment Agreement be set forth in a written instrument signed by each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Employment Agreement.

2. Employment Agreement Amendments. The Parties acknowledge and agree that Section 4.3 of the Employment Agreement is amended to read in its entirety as follows:

4.3 Long Term Incentive Award. Effective September 6, 2016, the Executive shall receive a grant of 86,667 restricted shares of the Company’s common stock (the “Restricted Shares”). The Restricted Shares shall be subject to the restrictions set forth in the restricted stock award agreement between the Company and the Executive and the terms of the Company’s 2006 Equity Incentive Plan (the “Plan”). The Restricted Shares shall vest over a two-year period, with one-half of the Restricted Shares vesting equally on the first and second anniversary of the Effective Date, subject to any forfeiture or acceleration provisions set forth in the restricted share agreement and the Plan.

3. Counterparts. This Amendment may be executed by the Parties in any number of counterparts (which may be delivered by facsimile, email, or other similar means of electronic transmission), each of which, when duly executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

4. Captions. The captions, headings, and section numbers appearing in this Amendment have been inserted for purposes of convenience of reference only and shall be given no force or effect in the construction or interpretation of this Amendment.

5. Ratification. Except as expressly amended by this Amendment, the Employment Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

6. Effective Date. This Amendment is entered into by the parties on the date first above written to be effective as of September 6, 2016.

(signature page follows)

IN WITNESS WHEREOF, each Party has executed and delivered this Amendment as of the day and year first above written.

COMPANY:	HIGHLANDS BANKSHARES, INC.

/s/ James D. Moore, Jr.
James D. Moore, Jr., M.D.
Chairman

EXECUTIVE:	/s/ Timothy K. Schools
Timothy K. Schools

(Signature Page to First Amendment to Employment Agreement)